Exhibit 99.1
Proterra Announces Strategic Initiatives to Strengthen Financial Position and Sharpen Technology Focus

Files for Voluntary Chapter 11 Reorganization to Maximize Value of the Business & Product Line Potential

Company Continues to Operate as a Leading Commercial Vehicle EV Technology Provider

BURLINGAME, Calif., August 7, 2023 – Proterra Inc (Nasdaq: PTRA) (“Proterra” or the “Company”), a leading innovator in commercial vehicle electrification technology, today announced that the Company is taking action to maximize the value of its business and enhance the potential of each of its product lines. To do so, Proterra has voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the District of Delaware in an effort to strengthen its financial position through a recapitalization or going-concern sale.

The Company intends to continue to operate in the ordinary course of business as it moves through this process and plans to file the customary motions with the Bankruptcy Court to use existing capital to fund operations, including paying employee salaries and benefits, and compensating vendors and suppliers on a go-forward basis in accordance with Chapter 11 rules, all while ensuring business continuity for customers.

“Proterra is at the forefront of the innovations that are driving commercial vehicle electrification. We know we’re building industry-leading products that our customers want and need,” said Gareth Joyce, Proterra CEO. “The foundation we have built has set the stage for decarbonization across the commercial vehicle industry as a whole, and we recognize the great potential in all of our product offerings to enable this important transformation. This is why we are taking action to separate each product line through the Chapter 11 reorganization process to maximize their independent potential.”

“While our best-in-class EV and battery technologies have set an industry standard, we have faced various market and macroeconomic headwinds, that have impacted our ability to efficiently scale all of our opportunities simultaneously. As commercial vehicles accelerate towards electrification, we look forward to sharpening our focus as a leading EV battery technology supplier for the benefit of our many stakeholders,” said Joyce.

Proterra is a pioneer in zero-emission transportation with over a decade of production experience. The Company introduced zero-emission, electric transit buses to the North American market in 2010, which have now cumulatively amassed more than 40 million real-world service miles and displaced over 180 million pounds of CO2 emissions. Today, the Company’s best-in-class battery technology is powering more than 20 commercial vehicle applications spanning Class 3 cargo vans through to Class 8 semi-trucks, as well as off-highway equipment in the construction and mining segments, in the U.S., European, and Asia-Pacific markets. The Company has further installed more than 100 megawatts of heavy-duty EV charging infrastructure to support commercial vehicle fleets across North America.

As a result of today’s announcement, Proterra will no longer be holding an earnings conference call on Wednesday, August 9, 2023.

Moelis & Company LLC is acting as the Company’s investment banker, FTI Consulting as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor.

About Proterra
Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S. independent testing, Proterra products are proudly designed, engineered, and manufactured in America, with offices in Silicon Valley, South Carolina, and Los Angeles. For more information, please visit www.proterra.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s chapter 11 cases (the “Chapter 11 Case”), including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Case, the effects of the Chapter 11 Case on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case in general, the length of time the Company will operate under the Chapter 11 Case, risks associated with any third-party motions in the Chapter 11 Case, the potential adverse effects of the Chapter 11 Case on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s cash collateral is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations and the trading price and volatility of the Company’s common stock. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2023, as amended on May 1, 2023, the Company’s Quarterly Report for the three months ended March 31, 2023 filed with the SEC on May 10, 2023, or the Company’s other filings with the SEC. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Contacts
Investor Contact
IR@proterra.com

Media Contact
PR@proterra.com